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                                                                   EXHIBIT 23.1a

Consent of Independent Certified Public Accountants

Capitol Bancorp Limited
Lansing, Michigan


We hereby consent to the use in the proxy statement/prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-112105) of our report dated January 31, 2003 relating to the consolidated financial statements of Capitol Bancorp Limited, which are incorporated by reference in the proxy statement/prospectus, and to the incorporation in the proxy statement/prospectus by reference of our report dated January 31, 2003, related to the consolidated financial statements of Capitol Bancorp Limited appearing in the Company's 2002 Annual Report to shareholders, which is incorporated by reference in the Company's annual report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.


/s/ BDO SEIDMAN, LLP


Grand Rapids, Michigan
February 10, 2004